As filed with the Securities and Exchange Commission on November 16, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Minim, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2621506
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Minim, Inc.

848 Elm Street

Manchester, New Hampshire, 03101

(833) 966-4646

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Minim, Inc. Omnibus Incentive Compensation Plan

Minim, Inc. Non-Employee Directors Compensation Plan

(Full title of the plans)

Sean Doherty

Chief Financial Officer

Minim, Inc.

848 Elm Street

Manchester, New Hampshire, 03101

(833) 966-4646

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard F. Langan, Jr., Esq.

Pierce Haesung Han, Esq.

Nixon Peabody LLP
55 West 46th Street

New York, NY 10036-4120

(212) 940-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share:
To be issued pursuant to the Minim, Inc. Omnibus Incentive Compensation Plan	3,000,000	$1.51	$4,530,000	$419.93
To be issued pursuant to the Minim, Inc. Non-Employee Directors Compensation Plan	1,250,000	$1.51	$1,887,500	$174.97

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Common Stock, par value $0.01 per share (the “Common Stock”), of Minim, Inc. (the “Company”) that become issuable under the Minim, Inc. Omnibus Incentive Compensation Plan and the Minim, Inc. Non-Employee Directors Compensation Plan, as applicable (collectively, the “Plans”) by reason of any stock dividend, stock split, reverse stock split, extraordinary cash dividend, reorganization, recapitalization, split-up, spin-off or similar transaction effected without consideration which would increase the number of outstanding shares of common stock and other anti-dilution provisions of the Plans.

(2)	Estimated solely for the purposes of calculating the registration fee in accordance with Rules 457(c) and (h) of the Securities Act. The price per share and aggregate offering prices for the shares of Common Stock registered hereby are calculated on the basis of $1.51 per share, which was the average of the high and low prices reported by the Nasdaq Capital Market on November 15, 2021.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to employees, consultants, and employee directors participating in the Minim, Inc. Omnibus Incentive Compensation Plan, and to non-employee directors participating in the Minim, Inc. Non-Employee Directors Compensation Plan, each in accordance with Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission, either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The undersigned registrant hereby incorporates by reference into this Registration Statement the following documents filed with the SEC:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on April 13, 2021, as amended by Amendment No. 1 to Form 10-K filed with the SEC on April 30, 2021;
(b)	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 4, 2021;
(c)	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 12, 2021;
(d)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 17, 2021, Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the SEC on August 16, 2021; and Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the SEC on November 2, 2021;
(e)	Our Current Reports on Form 8-K filed with the SEC on February 8, 2021, March 15, 2021, April 15, 2021, April 27, 2021, June 4, 2021, June 30, 2021, July 12, 2021, July 23, 2021, July 29, 2021, August 2, 2021, August 16, 2021, August 20, 2021, October 4, 2021, October 26, 2021, November 2, 2021, and November 16, 2021, and our amended Current Reports on Form 8-K/A filed with the SEC on February 17, 2021, May 3, 2021, June 30, 2021, August 2, 2021, and October 27, 2021 (in each case, except for information contained therein which is furnished rather than filed); and
(f)	The description of the registrant’s securities filed as Exhibit 4.1 to our Amendment No. 1 to Form S-1, filed by the registrant with the SEC on July 26, 2021.

All documents that the registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not applicable. The Common Stock of the Company is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”) and the Amended and Restated Bylaws, as amended (the “Bylaws”) authorize it to indemnify directors, officers, employees and agents of the Company against expenses (including attorneys’ fees), liabilities and other matters incurred in connection with any action, suit or proceeding, to the fullest extent permitted by Section 145 of Delaware General Corporation Law. In addition, the Company’s Charter provides that its directors shall not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

The Company may also advance all reasonable expenses which were incurred by or on behalf of a present director or officer in connection with any proceeding to the fullest extent permitted by applicable law.

The Bylaws also permit the Company to enter into indemnity agreements with individual directors, officers, employees, and other agents. Any such agreements, together with the Charter and the Bylaws, may require the Company, among other things, to indemnify directors or officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, and to obtain and maintain directors’ and officers’ insurance if available on reasonable terms.

The Company maintains director and officer liability insurance policies providing for the insurance on behalf of any person who is or was a director or officer of the Company or a subsidiary for any claim made during the policy period against the person in any such capacity or arising out of the person’s status as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 10, filed on September 4, 2009).

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Company on November 18, 2015).

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Company on July 30, 2019).

4.4	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by the Company on November 18, 2015).

4.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Company on June 4, 2021).

4.6	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by the Company on June 4, 2021).

4.7	Certificate of Correction of Minim, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K/A filed by the Company on June 30, 2021).

4.8	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Company on July 23, 2021).

4.9	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Company on June 30, 2021).

5.1 *	Opinion of Nixon Peabody LLP.

23.1*	Consent of Marcum LLP.

23.2*	Consent of Nixon Peabody LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

99.1	Minim, Inc. Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on November 16, 2021).

99.2	Minim, Inc. Non-Employee Directors Compensation Plan (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on November 16, 2021).

99.3	Form of Executive Officer Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by the Company on November 16, 2021).

99.4	Form of Director Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by the Company on November 16, 2021).

*Filed herewith.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in city of Manchester, New Hampshire, on November 16, 2021.

MINIM, INC. (Registrant)

By:	/s/ Sean Doherty
Name:	Sean Doherty
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Graham Chynoweth and Sean Doherty and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the following persons have signed this Registration Statement in the capacities and on the date(s) indicated.

Signature	Title	Date

* Graham Chynoweth	Chief Executive Officer and Director (Principal Executive Officer)	November 16, 2021

/s/ Sean Doherty Sean Doherty	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 16, 2021

* Jeremy Hitchcock	Chairman of the Board	November 16, 2021

* David Aronoff	Director	November 16, 2021

* Dan Artusi	Director	November 16, 2021

* Philip Frank	Director	November 16, 2021

* Elizabeth Hitchcock	Director	November 16, 2021

* Joshua Horowitz	Director	November 16, 2021

* Sandra Howe	Director	November 16, 2021

*By:	/s/ Sean Doherty
Name:	Sean Doherty
Title:	Attorney-in-Fact